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                                                                     EXHIBIT 4.3



                                                                  EXECUTION COPY




                                 AMENDMENT NO. 2
                                       TO
                             THE METRIS MASTER TRUST
              AMENDED AND RESTATED POOLING AND SERVICING AGREEMENT


         THIS AMENDMENT NO. 2 TO THE METRIS MASTER TRUST AMENDED AND RESTATED POOLING AND SERVICING AGREEMENT, dated as of May 31, 2001 (this "Amendment No. 2") is by and among METRIS RECEIVABLES, INC., as transferor (the "Transferor"), DIRECT MERCHANTS CREDIT CARD BANK, NATIONAL ASSOCIATION, as servicer (the "Servicer"), and U.S. BANK NATIONAL ASSOCIATION, as trustee (the "Trustee").


         WHEREAS the Transferor, the Servicer and The Bank of New York (Delaware) (the "Prior Trustee") have executed that certain Amended and Restated Pooling and Servicing Agreement, dated as of July 30, 1998 (as amended, supplemented or otherwise modified through the date hereof and as the same may be further amended, supplemented or otherwise modified and in effect from time to time, the "Pooling and Servicing Agreement");

         WHEREAS the Transferor, the Servicer, the Prior Trustee and the Trustee have entered into that certain Agreement of Resignation, Appointment and Acceptance, dated as of December 11, 2000, pursuant to which the Trustee assumed all of the rights and obligations of the Prior Trustee under the terms of the Pooling and Servicing Agreement;

         WHEREAS the Transferor, the Servicer and the Trustee wish to amend the Pooling and Servicing Agreement as provided herein;

         NOW THEREFORE, in consideration of the promises and the agreements contained herein, the parties hereto agree to amend the provisions of the Pooling and Servicing Agreement as follows:

         SECTION 1. Amendment of Section 2.6. (a) Subsection 2.6(d) of the Pooling and Servicing Agreement shall be and hereby is amended by deleting subsection 2.6(d) in its entirety and by inserting in its place the following:

             (d) In addition to its obligation under subsection 2.6(c), the Transferor may, but shall not be obligated to, subject to the conditions specified under subsection 2.6(e), designate from time to time Supplemental Accounts of the Transferor to be included as Accounts.

         (b) Subsection 2.6(e)(i) of the Pooling and Servicing Agreement shall be and hereby is amended by deleting the word "twentieth" in subsection 2.6(e)(i) and by inserting in its place the word "tenth."



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         (c) Subsection 2.6(e)(vii) of the Pooling and Servicing Agreement shall be and hereby is amended by deleting subsection 2.6(e)(vii) in its entirety and by inserting in its place the following:

             (vii) unless the Transferor shall have received written notice from each Rating Agency that the inclusion of such accounts as Supplemental Accounts pursuant to subsection 2.6(c) or (d), as the case may be, will not result in the reduction or withdrawal of its then existing rating of any Class of any Series of Investor Securities then issued and outstanding and shall have delivered such notice to the Trustee, the number of Supplemental Accounts the Receivables of which are designated to be included in the Trust pursuant to subsection 2.6(c) or (d) since (A) the first day of the eleventh preceding Monthly Period minus the number of Accounts of the type described in clause (ii) of the definition of "Approved Account" which have been added to the Trust since the first day of such eleventh preceding Monthly Period, shall not exceed 20% of the number of Accounts on the first day of such eleventh preceding Monthly Period, and (B) the first day of the second preceding Monthly Period minus the number of Accounts of the type described in clause (ii) of the definition of "Approved Account" which have been added to the Trust since the first day of such second preceding Monthly Period, shall not exceed 15% of the number of Accounts on the first day of such second preceding Monthly Period; provided, however, that the aggregate principal balance in the Supplemental Accounts specified (y) in clause (A) above shall not exceed the product of (i) 20% and (ii) the Aggregate Principal Receivables determined as of the first day of the eleventh preceding Monthly Period and (z) in clause (B) above shall not exceed the product of (i) 15% and (ii) the Aggregate Principal Receivables determined as of the first day of the second preceding Monthly Period; provided further, however, that the Supplemental Accounts specified in clauses (A) and (B) above shall not include Accounts not initially originated by DMCCB, its successors or assigns or any Affiliate thereof; provided further, however, that the first and second provisos to this subsection 2.6(e)(vii) may be changed or eliminated at any time if the Transferor shall have received written notice from each Rating Agency that such action will not result in the reduction or withdrawal of its then existing rating of any Class of any Series of Investor Securities then issued and outstanding and shall have delivered such notice to the Trustee.

         SECTION 2. Amendment of Section 13.4. Section 13.4 of the Pooling and Servicing Agreement shall be and hereby is amended by deleting Section 13.4 in its entirety and by inserting in its place the following:

             Section 13.4 Governing Law. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS. The undersigned hereby declare that it is their intention that this Agreement shall be regarded as made under the laws of the State of Delaware and that the laws of said State shall be applied in interpreting its provisions in all cases where legal interpretation shall be required. Each of the parties hereto agrees (a) that this Agreement involves at least $100,000.00, and
     (b) that this Agreement has been entered into by the parties hereto in



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     express reliance upon 6 Del. C. ss. 2708. Each of the parties hereto hereby irrevocably and unconditionally agrees (a) to be subject to the jurisdiction of the courts of the State of Delaware and of the federal courts sitting in the State of Delaware, and (b) (1) to the extent such party is not otherwise subject to service of process in the State of Delaware, to appoint and maintain an agent in the State of Delaware as such party's agent for acceptance of legal process, and (2) that, to the fullest extent permitted by applicable law, service of process may also be made on such party by prepaid certified mail with a proof of mailing receipt validated by the United States Postal Service constituting evidence of valid service, and that service made pursuant to (b) (1) or (2) above shall, to the fullest extent permitted by applicable law, have the same legal force and effect as if served upon such party personally within the State of Delaware. For purposes of implementing the parties' agreement to appoint and maintain an agent for service of process in the State of Delaware, each such party that has not as of the date hereof already duly appointed such an agent does hereby appoint RL&F Service Corp., One Rodney Square, Tenth Floor, Wilmington, New Castle County, Delaware 19801, as such agent.

         SECTION 3. Effectiveness. The amendments provided for by this Amendment No. 2 shall become effective upon the occurrence of the following:

         (a) Ten business days prior written notice of this Amendment No. 2 to each Rating Agency by the Servicer, and written confirmation from each Rating Agency to the effect that the terms of this Amendment No. 2 will not result in a reduction or withdrawal of the rating of any outstanding Series or any Class of any Series to which it is a Rating Agency.

         (b) An Officer's Certificate from the Servicer delivered to the Trustee to the effect that the terms of this Amendment No. 2 will not materially and adversely affect the interests of the Securityholders.

         (c) An Opinion of Counsel addressed to the Trustee to the effect that the terms of this Amendment No. 2 will not cause the Trust to be characterized for Federal income tax purposes as an association taxable as a corporation or otherwise have any material adverse impact on the Federal income taxation of any outstanding Series of Investor Securities or any Security Owner.

         (d) Counterparts of this Amendment No. 2, duly executed by the parties hereto.

         SECTION 4. Pooling and Servicing Agreement in Full Force and Effect as Amended. Except as specifically amended or waived hereby, all of the terms and conditions of the Pooling and Servicing Agreement shall remain in full force and effect. All references to the Pooling and Servicing Agreement in any other document or instrument shall be deemed to mean such Pooling and Servicing Agreement as amended by this Amendment No. 2. This Amendment No. 2 shall not constitute a novation of the Pooling and Servicing Agreement, but shall constitute an amendment thereof. The parties hereto agree to be bound by the terms and obligations of the Pooling and Servicing Agreement, as amended by this Amendment No. 2, as though the terms and obligations of the Pooling and Servicing Agreement were set forth herein.



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         SECTION 5. Counterparts. This Amendment No. 2 may be executed in any number of counterparts and by separate parties hereto on separate counterparts, each of which when executed shall be deemed an original, but all such counterparts taken together shall constitute one and the same instrument.

         SECTION 6. Governing Law. THIS AMENDMENT NO. 2 SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS. The undersigned hereby declare that it is their intention that this Amendment No. 2 shall be regarded as made under the laws of the State of Delaware and that the laws of said State shall be applied in interpreting its provisions in all cases where legal interpretation shall be required. Each of the parties hereto agrees
(a) that this Amendment No. 2 involves at least $100,000.00, and (b) that this Amendment No. 2 has been entered into by the parties hereto in express reliance upon 6 Del. C. ss. 2708. Each of the parties hereto hereby irrevocably and unconditionally agrees (a) to be subject to the jurisdiction of the courts of the State of Delaware and of the federal courts sitting in the State of Delaware, and (b) (1) to the extent such party is not otherwise subject to service of process in the State of Delaware, to appoint and maintain an agent in the State of Delaware as such party's agent for acceptance of legal process, and
(2) that, to the fullest extent permitted by applicable law, service of process may also be made on such party by prepaid certified mail with a proof of mailing receipt validated by the United States Postal Service constituting evidence of valid service, and that service made pursuant to (b) (1) or (2) above shall, to the fullest extent permitted by applicable law, have the same legal force and effect as if served upon such party personally within the State of Delaware. For purposes of implementing the parties' agreement to appoint and maintain an agent for service of process in the State of Delaware, each such party that has not as of the date hereof already duly appointed such an agent does hereby appoint RL&F Service Corp., One Rodney Square, Tenth Floor, Wilmington, New Castle County, Delaware 19801, as such agent.

         SECTION 7. Defined Terms and Section References. Capitalized terms used herein and not otherwise defined shall have the meanings assigned to such terms in the Pooling and Servicing Agreement. All Section or subsection references herein shall mean Sections or subsections of the Pooling and Servicing Agreement, except as otherwise provided herein.



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         IN WITNESS WHEREOF, the Transferor, the Servicer and the Trustee have caused this Amendment No. 2 to be duly executed by their respective officers as of the day and year first above written.

                                   METRIS RECEIVABLES, INC.,
                                      TRANSFEROR

                                   By:  /s/ RALPH A. THAN
                                        ---------------------------
                                         Name:  Ralph A. Than
                                         Title: Senior Vice President and
                                                Treasurer

                                   DIRECT MERCHANTS CREDIT CARD BANK,
                                   NATIONAL ASSOCIATION,
                                      SERVICER

                                   By:   /s/ RALPH A. THAN
                                          -------------------------
                                         Name:  Ralph A. Than
                                         Title: Treasurer and Cashier

                                   U.S. BANK NATIONAL ASSOCIATION,
                                      TRUSTEE


                                   By:   /s/ EVE D. KAPLAN
                                         -------------------------
                                         Name:  Eve D. Kaplan
                                         Title: Vice President